Exhibit 99.1

BJ's Restaurants Announces Executive Appointment

HUNTINGTON BEACH, Calif.--(BUSINESS WIRE)--January 8, 2009--BJ's Restaurants, Inc. (NASDAQ: BJRI) today announced the appointment of Wayne Jones as Executive Vice President and Chief Restaurant Operations Officer, effective January 19, 2009. Jones, 49, has over 25 years of casual dining restaurant management experience, with his last 19 years at The Cheesecake Factory Incorporated, an operator of 159 high volume, upscale casual dining restaurants. During his tenure at Cheesecake Factory, Jones served in progressively responsible restaurant management and leadership positions, with his last position as Vice President, Operations Analysis on the corporate staff. His previous assignments at Cheesecake Factory included restaurant general manager, area director and regional vice president of operations.

“Wayne has the highly-desired skill set of being both a passionate, high quality restaurateur and a proven restaurant business executive with superior leadership and analytical capabilities,” commented Jerry Deitchle, Chairman and CEO. “We are very fortunate to have him join BJ’s executive team. Wayne’s many years of experience in playing key operational roles in the successful national development of another high quality, more complex restaurant concept and business model will be of significant value to BJ’s as we continue to execute our expansion plan.” Jones will join Senior Vice President Lon Ledwith, Regional Vice Presidents Chris Pinsak, Steve Mintzer and Michele Maerz, and Vice Presidents Nanette McWhertor, James Drake and Don Gardner on BJ’s capable and experienced restaurant operations leadership team.

BJ's Restaurants, Inc. currently owns and operates 82 casual dining restaurants under the BJ's Restaurant & Brewery, BJ's Restaurant & Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates several microbreweries which produce and distribute BJ's critically acclaimed handcrafted beers throughout the chain. The Company's restaurants are located in California (44), Texas (13), Arizona (5), Colorado (3), Oregon (2), Nevada (2), Florida (4), Ohio (2), Oklahoma (2), Kentucky (1), Indiana (1), Louisiana (1) and Washington (2). The Company also has a licensing interest in a BJ's restaurant in Lahaina, Maui. Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking statements" for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales growth in future periods, those regarding the effect of new sales-building initiatives, as well as those regarding the number of restaurants expected to be opened in future periods and the timing and location of such openings. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) the effect of recent credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (ii) our ability to manage an increasing number of new restaurant openings, (iii) construction delays, (iv) labor shortages, (v) minimum wage increases, (vi) food quality and health concerns, (vii) factors that impact California, where 44 of our current 82 restaurants are located, (viii) restaurant and brewery industry competition, (ix) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (x) consumer spending trends in general for casual dining occasions, (xi) potential uninsured losses and liabilities, (xii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our handcrafted beers and energy, (xiii) trademark and servicemark risks, (xiv) government regulations, (xv) licensing costs, (xvi) beer and liquor regulations, (xvii) loss of key personnel, (xviii) inability to secure acceptable sites, (xix) limitations on insurance coverage, (xx) legal proceedings, (xxi) other general economic and regulatory conditions and requirements, (xxii) the success of our key sales-building and related operational initiatives and (xxiii) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. BJ's Restaurants, Inc. undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise

CONTACT:
BJ’s Restaurants, Inc.
Greg Levin, 714-500-2400